UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMBIMATRIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-0899439
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Goddard, Suite 150, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase common stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333- 208704  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission (the “SEC”) of warrants to purchase common stock (the “Warrants”) of CombiMatrix Corporation, a Delaware corporation (the “Registrant”).  Each Warrant is exercisable for one share of common stock, $0.001 par value per share. The description of the Warrants set forth under the caption “Description of Securities We Are Offering” in the Registrant’s Registration Statement on Form S-1 (File No. 333-208704) originally filed with the SEC on December 22, 2015 and as subsequently amended, together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by this reference in response to this item.

Item 2.  Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (2)

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (3)

3.4	Second Amended and Restated Bylaws (4)

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock (5)

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock (6)

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock (7)

3.8	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (8)

3.9	Certificate of Designation of Preferences, Rights and Limitations of Series E 6% Convertible Preferred Stock (9)

3.10	Certificate of Amendment to Amended and Restated Certificate of Incorporation (10)

3.11	Form of Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (12)

3.12	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated January 29, 2016 (13)

4.1	Form of Common Stock Certificate (11)

4.2	Form of Series F Preferred Stock Certificate (12)

4.3	Form of Warrant to Purchase Common Stock (12)

(1)         Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-139679), filed with the SEC on December 26, 2006.

(2)         Incorporated by reference to Exhibit 3.1A to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on August 14, 2008.

(3)         Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on December 4, 2012.

(4)         Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-33523) filed with the SEC on March 18, 2010.

(5)         Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.

(6)         Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.

(7)         Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.

(8)         Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on December 23, 2013.

(9)         Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on February 13, 2015.

(10)  Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 29, 2015.

(11)  Filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208704) filed with the SEC on February 19, 2016, and incorporated herein by reference.

(12)  Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208704) filed with the SEC on March 18, 2016, and incorporated herein by reference.

(13)  Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on January 29, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	COMBIMATRIX CORPORATION

Date	March 21, 2016

By	/s/ Scott R. Burell
Scott R. Burell
Chief Financial Officer, Treasurer and Secretary

Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (2)

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (3)

3.4	Second Amended and Restated Bylaws (4)

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock (5)

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock (6)

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock (7)

3.8	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (8)

3.9	Certificate of Designation of Preferences, Rights and Limitations of Series E 6% Convertible Preferred Stock (9)

3.10	Certificate of Amendment to Amended and Restated Certificate of Incorporation (10)

3.11	Form of Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (12)

3.12	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated January 29, 2016 (13)

4.1	Form of Common Stock Certificate (11)

4.2	Form of Series F Preferred Stock Certificate (12)

4.3	Form of Warrant to Purchase Common Stock (12)

(1)         Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-139679), filed with the SEC on December 26, 2006.

(2)         Incorporated by reference to Exhibit 3.1A to the Company’s Quarterly Report on Form 10-Q (File No. 001-33523) filed with the SEC on August 14, 2008.

(3)         Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on December 4, 2012.

(4)         Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-33523) filed with the SEC on March 18, 2010.

(5)         Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on October 1, 2012.

(6)         Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on March 20, 2013.

(7)         Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on May 6, 2013.

(8)         Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on December 23, 2013.

(9)         Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on February 13, 2015.

(10) Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on April 29, 2015.

(11)  Filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208704) filed with the SEC on February 19, 2016, and incorporated herein by reference

(12)  Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208704) filed with the SEC on March 18, 2016, and incorporated herein by reference

(13)  Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33523) filed with the SEC on January 29, 2016.